EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


                  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Mediware Information Systems, Inc. and subsidiaries of our report dated August 23, 1996 (October 28, 1996 with respect to Note E(1)) which is included in the annual report on Form 10-KSB/A for the year ended June 30, 1996.



/s/ Richard A. Eisner & Company, LLP

New York, New York
January 29, 1997




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